As filed with the Securities and Exchange Commission on May 16, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1514975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, 2nd Floor Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)

LogicBio Therapeutics, Inc. 2018 Equity Incentive Plan

LogicBio Therapeutics, Inc. 2018 Employee Stock Purchase Plan

(Full titles of the plans)

Andrea Paul

General Counsel and Corporate Secretary

LogicBio Therapeutics, Inc.

65 Hayden Avenue, 2nd Floor

Lexington, MA 02421

(Name and address of agent for service)

(617) 245-0399

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Marc A. Rubenstein

William Michener

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

617-951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE

This Registration Statement has been filed by LogicBio Therapeutics, Inc. (the “Registrant”) to register 1,318,271 additional shares of common stock, par value $0.0001 per share (“Common Stock”) to be offered pursuant to the LogicBio Therapeutics, Inc. 2018 Equity Incentive Plan and 329,567 additional shares of Common Stock to be offered pursuant to the LogicBio Therapeutics, Inc. 2018 Employee Stock Purchase Plan.

This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on Form S-8 (File No. 333-230689), filed with the Securities and Exchange Commission on April 2, 2019 (the “2019 Registration Statement”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2019 Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit List

4.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on October 29, 2018).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on October 29, 2018).

4.3	LogicBio Therapeutics, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Company’s S-1/A, filed on October 9, 2018).

4.4	LogicBio Therapeutics, Inc. 2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 to the Company’s S-1/A, filed on October 9, 2018).

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page in Part II).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 16th day of May, 2022.

LOGICBIO THERAPEUTICS, INC.

By:	/s/ Frederic Chereau
Name: Frederic Chereau
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frederic Chereau, Cecilia Jones and Andrea Paul, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by LogicBio Therapeutics, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Frederic Chereau	President, Chief Executive Officer and Director	May 16, 2022
Frederic Chereau	(Principal Executive Officer)

/s/ Cecilia Jones	Chief Financial Officer and Treasurer	May 16, 2022
Cecilia Jones	(Principal Financial and Accounting Officer)

/s/ Richard Moscicki
Richard Moscicki	Chairperson and Director	May 16, 2022

/s/ Leon Chen
Leon Chen	Director	May 16, 2022

/s/ Mark Enyedy
Mark Enyedy	Director	May 16, 2022

/s/ J. Jeffrey Goater
J. Jeffrey Goater	Director	May 16, 2022

/s/ Susan Kahn
Susan Kahn	Director	May 16, 2022

/s/ Daphne Karydas
Daphne Karydas	Director	May 16, 2022

/s/ Mark Kay
Mark Kay	Director	May 16, 2022

/s/ Michael Wyzga
Michael Wyzga	Director	May 16, 2022